                  AS FILED WITH THE SECURITIES AND EXCHANGE
                         COMMISSION ON SEPTEMBER 21, 1995


                                    Registration No. 33-________________
________________________________________________________________________



                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                             _______________________


                                  FORM S-8

                           REGISTRATION STATEMENT
                                   Under
                          The Securities Act of 1933

                            _______________________

                               ALBERTSON'S, INC.
            (Exact name of issuer as specified in its charter)

         Delaware                                       82-0184434
	(State of Incorporation)                              (I.R.S. Employer
                                                     Identification No.)

                           250 Parkcenter Boulevard
                              Boise, Idaho  83726
       (Address including zip code of principal executive offices)


               ALBERTSON'S EMPLOYEES' TAX DEFERRED SAVINGS PLAN
                          (Full title of the Plan)

THOMAS R. SALDIN, Executive Vice President, Administration and General Counsel
    c/o Albertson's, Inc., 250 Parkcenter Boulevard, Boise, Idaho  83726
                     (Name and Address of Agent for Service)


                                 (208)385-6200
                         (Telephone Number, including
                        Area Code, of Agent for Service)

                                    Page 1 of 70
                              Exhibit Index on Page 9

                        CALCULATION OF REGISTRATION FEE


                                       Proposed      Proposed
                                       Maximum       Maximum
Title of                               Offering      Aggregate    Amount of
Securities Being      Amount Being     Price Per     Offering     Registration
Registered            Registered       Share         Price        Fee
_________________     ______________   _________     _________    ____________

Common Stock, par
value $1.00 per
share (1)              2,000,000 (2)     $33.125   $66,250,000         $22,845

     Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the Albertson's Employees' Tax
Deferred Savings Plan (the Plan).

 (1) Proposed offering price is calculated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices, $33.375 and $32.875, respectively, reported for the Common Stock on the New York Stock Exchange for September 18, 1995.

 (2) Estimated number of shares of Common Stock that could be purchased and sold under the Plan in the open market on the basis of the stock prices used to determine the registration fee and anticipated employee selection of the Company stock account of the Plan.

                          REGISTRATION STATEMENT
                                    ON
                                FORM S-8

PART II.     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3.      Incorporation of Documents by Reference.

   Incorporated by reference in this Registration Statement are the following documents filed with the Securities and Exchange Commission (the
"Commission"):

            (a) The Annual Report on Form 10-K for the fiscal year ended February 2, 1995 of Albertson's, Inc. (the "Company");

            (b) The Company's Quarterly Report on Form 10-Q for the 13 weeks ended May 4, 1995;

            (c) The Company's Quarterly Report on Form 10-Q for the 26 weeks ended August 3, 1995;

            (d) The Plan's Annual Report on Form 11-K for the fiscal year ended January 31, 1995.

            (e) The description of the Company's Common Stock contained its Registration Statement on Form 8-A, dated January 29, 1976, as amended by Amendment to Application or Report on Form 8 dated February 12, 1976 and the description of Common Stock purchase rights contained in its Registration Statement on Form 8-A, dated March 3, 1987.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Item 4.     Description of Securities.

      Not applicable.

      Item 5.     Interests of Named Experts and Counsel.

      Not applicable.

      Item 6.     Indemnification of Directors and Officers.

      The Company's By-Laws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Company, to the fullest extent authorized by the Delaware General Corporation Law.

      Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of, the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

      The Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law,
(iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) for transactions in which the director received an improper personal benefit.

      The Company is insured against liabilities that it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, directors and officers are insured, at the Company's expense, against certain liabilities which might arise out of their employment and not subject to indemnification under the By-Laws.

      The foregoing summaries are necessarily subject to the complete text of the statute, Restated Certificate of Incorporation, By-Laws and agreements referred to above and are qualified in their entirety by reference thereto.

      Item 7.     Exemption from Registration Claimed.

      Not applicable.

      Item 8.     Exhibits.

      The Albertson's Employees' Tax Deferred Savings Plan (the "Plan") is qualified under Section 401(a) of the Internal Revenue Code and the Plan has been and any future amendment thereto will be submitted to the Internal Revenue Service (IRS) in a timely manner and all changes required by the IRS in order to qualify the Plan will be made.

    Exhibit No.   Description

     4A Albertson's Employees' Tax Deferred Savings Plan (the "Plan"), as restated and amended on June 23, 1994 to be effective as of February 1, 1989.

     4B Albertson's Employees' Tax Deferred Savings Trust is incorporated herein by reference to Exhibit 4B to the Company's Form S-8 Registration Statement No. 33-2139 filed with the Commission on December 13, 1985.

   23.1           Consent of Deloitte & Touche LLP.

   24.02          Power of Attorney of A. Gary Ames.

   24.03          Power of Attorney of Cecil D. Andrus.

   24.04          Power of Attorney of John B. Carley.

   24.05          Power of Attorney of Paul I. Corddry.

   24.06          Power of Attorney of John B. Fery.

   24.07          Power of Attorney of Clark A. Johnson.

   24.08          Power of Attorney of Charles D. Lein.

   24.10          Power of Attorney of Gary G. Michael.

   24.12          Power of Attorney of J. B. Scott.

   24.13          Power of Attorney of Will M. Storey.

   24.14          Power of Attorney of Steven D. Symms.

Item 9.     Undertakings.

     1.     The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that the undertakings set forth in paragraphs (i) and
      (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

            (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification of liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on this 20th day of September, 1995.

                                            ALBERTSON'S, INC.


                                            BY:    A. Craig Olson
                                                   A. Craig Olson
                                                   Senior Vice President,
                                                   Finance and Chief Financial
                                                   Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                     Title                        Date

          *                Chairman of the Board, Chief     September 20, 1995
     Gary G. Michael       Executive Officer and Director
                           (Principal Executive Officer)


    A. Craig Olson         Senior Vice President, Finance   September 20, 1995
    A. Craig Olson         and Chief Financial Officer
	                           (Principal Financial Officer)


    Richard J. Navarro     Group Vice President and         September 20, 1995
    Richard J. Navarro     Controller
                           (Principal Accounting Officer)


          -----            Director                               ------
    Kathryn Albertson


           *               Director                         September 20, 1995
    A. Gary Ames

           *               Director                         September 20, 1995
    Cecil D. Andrus


          *                Director                         September 20, 1995
     John B. Carley


           *               Director                         September 20, 1995
    Paul I. Corddry


           *               Director                         September 20, 1995
    John B. Fery


           *               Director                         September 20, 1995
    Clark A. Johnson


           *               Director                         September 20, 1995
    Charles D. Lein


        -----              Director                                ------
    Warren E. McCain


        -----              Director                                ------
    Beatriz Rivera


           *               Director                         September 20, 1995
    J. B. Scott


           *               Director                         September 20, 1995
    Will M. Storey


           *               Director                         September 20, 1995
    Steven D. Symms




    By:   A. Craig Olson
          A. Craig Olson
          Attorney-in-Fact

          September 20, 1995

                            EXHIBIT INDEX

Exhibit No.  Description                                            Page



4A           Albertson's Employees' Tax Deferred Savings Plan
            (the "Plan"), as restated and amended on June 23,
            1994 to be effective as of February 1, 1989.              10

4B Albertson's Employees' Tax Deferred Savings Trust is incorporated herein by reference to Exhibit 4B to the Company's Form S-8 Registration Statement No.
             33-2139 filed with the Commission on December 13, 1985.  --

23.1         Consent of Deloitte & Touche LLP.                        59

24.02        Power of Attorney of A. Gary Ames.                       60

24.03        Power of Attorney of Cecil D. Andrus.                    61

24.04        Power of Attorney of John B. Carley.                     62

24.05        Power of Attorney of Paul I. Corddry.                    63

24.06        Power of Attorney of John B. Fery.                       64

24.07        Power of Attorney of Clark A. Johnson.                   65

24.08        Power of Attorney of Charles D. Lein.                    66

24.10        Power of Attorney of Gary G. Michael.                    67

24.12        Power of Attorney of J. B. Scott.                        68

24.13        Power of Attorney of Will M. Storey.                     69

24.14        Power of Attorney of Steven D. Symms.                    70

                              Page 9 of 70